                                 AMENDMENT NO. 2
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 30, 1997 and amended on January 1, 2000, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware Corporation, American Enterprise Life Insurance Company, an Indiana life insurance company and American Express Financial Advisors, Inc., is hereby amended as follows:

     SECTION 18. CONFIDENTIALITY, of the Agreement is hereby deleted in its entirety and replaced with the following:

Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

     (a) "American Enterprise Life Confidential Information" includes but is not limited to all proprietary and confidential information of the American Enterprise Life Insurance Company and its subsidiaries, affiliates and licensees (collectively the "American Enterprise Life Protected Parties" for purposes of this Section 18), including without limitation all information regarding the customers of the American Enterprise Life Protected Parties; the numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom. American Enterprise Life Confidential Information shall not include information which is (a) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by AVIF in violation of this Agreement, (b) demonstrably known to AVIF prior to execution of this Agreement, (c) independently developed by AVIF in the ordinary course of business outside of this Agreement, or (d) rightfully and lawfully obtained by AVIF from any third party other than American Enterprise Life.

     (b) AVIF and AIM agree that the identities of the customers of American Enterprise Life Protected Parties, information maintained regarding such customers, all computer programs and procedures or other information developed or used by American Enterprise Life Protected Parties or any of their employees or agents in connection with American Enterprise Life's performance of its duties under this Agreement are the valuable property of American Enterprise Life Protected Parties.

     (c) Neither AIM nor AVIF may use or disclose American Enterprise Life Confidential Information for any purpose other than to carry out the purpose for which American Enterprise Life Confidential Information was provided to AIM or AVIF as set forth in the Agreement or as required by law or judicial process; and AIM and AVIF agree to cause all their employees, agents and representatives, or any other party to whom AIM or AVIF may provide access to or disclose American Enterprise Life Confidential Information to limit the use and disclosure of American Enterprise Life Confidential Information to that purpose.

     (d) "AVIF Confidential Information" includes but is not limited to all proprietary and confidential information of the AVIF Company and its subsidiaries, affiliates and licensees (collectively the "AVIF Protected Parties" for purposes of this Section 18), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom. AVIF Confidential Information shall not include information which is (a) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by American Enterprise Life in violation of this Agreement, (b) demonstrably known to American Enterprise Life prior to execution of this Agreement, (c) independently developed by American Enterprise Life in the ordinary course of business outside of this Agreement, or (d) rightfully and lawfully obtained by American Enterprise Life from any third party other than AVIF.

     (e) American Enterprise Life agrees that the identities of the customers of AVIF, information maintained regarding such customers, all computer programs and procedures or other information developed or used by AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of AVIF Protected Parties.

     (f) American Enterprise Life may not use or disclose AVIF Confidential Information for any purpose other than to carry out the purpose for which AVIF Confidential Information was provided to American Enterprise Life as set forth in the Agreement or as required by law or judicial process; and American Enterprise Life agrees to cause all its employees, agents and representatives, or any other party to whom


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

American Enterprise Life may provide access to or disclose AVIF Confidential Information to limit the use and disclosure of AVIF Confidential Information to that purpose.

     (g) Each party agrees to implement appropriate measures designed to ensure the security and confidentiality of such confidential information, to protect such confidential information against any anticipated threats or hazards to the security or integrity of such confidential information, and to protect against unauthorized access to, or use of, such confidential information that could result in substantial harm or inconvenience to any party's customer; each party further agrees to cause all their agents, representatives or subcontractors of, or any other party to whom such party may provide access to or disclose such confidential information to implement appropriate measures designed to meet the objectives set forth in this Section 18.

     (h) Each party acknowledges that any breach of the agreements in this
Section 18 may result in immediate and irreparable harm for which there may be no adequate remedy at law and agree that in the event of such a breach, the other parties may be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. This Section 18 shall survive termination of this Agreement.

     SCHEDULE A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                                                   SEPARATE ACCOUNTS
         FUNDS AVAILABLE UNDER                     UTILIZING SOME OR                     CONTRACTS FUNDED BY THE
             THE CONTRACTS                         ALL OF THE FUNDS                         SEPARATE ACCOUNTS
         ---------------------                     -----------------                     -----------------------
           (Series I shares)

AIM V.I. Capital Appreciation Fund       American Enterprise Variable Annuity   -    Flexible Premium Deferred Variable
AIM V.I. Capital Development Fund        Account                                     Annuity Contact Form Nos. 34560,
AIM V.I. Dent Demographics Trends Fund   American Enterprise Variable Life           43260, 43410, 43431, 44170, 44209,
AIM V.I. Growth and Income Fund          Account                                     44210, 240180, 240343, 271496 and
AIM V.I. International Equity Fund                                                   271491 and any state variations
AIM V.I. Value Fund                                                                  thereof
                                                                                -    Flexible Premium Variable Life
                                                                                     Insurance Policy Form No. 37022 and
                                                                                     state variations thereof

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: as of May 1, 2002.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L. Martin             By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: President


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

                                        AMERICAN ENTERPRISE LIFE INSURANCE
                                        COMPANY


Attest: /s/ Mary Ellyn Minenko          By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: Mary Ellyn Minenko                Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Executive Vice President,
                                               Annuities


                                        AMERICAN EXPRESS FINANCIAL ADVISORS,
                                        INC.


Attest: /s/ C. Nikol Davies             By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: C. Nikol Davies                   Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Vice President, Annuities


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